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                                                                   EXHIBIT 10.21

                       CATELLUS DEVELOPMENT CORPORATION

                          DEFERRED COMPENSATION PLAN
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                       CATELLUS DEVELOPMENT CORPORATION

                          DEFERRED COMPENSATION PLAN


     Catellus Development Corporation, a Delaware corporation, (the "Company"), hereby establishes the Catellus Development Corporation Deferred Compensation Plan (the "Plan"), effective March 1, 1997, for the purpose of attracting high-quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by providing certain key executives an opportunity to defer base salary and bonus payments in accordance with the provisions of the Plan. Capitalized terms used in the Plan have the meaning set forth in Article 1, unless the context clearly requires a different meaning.


                                   ARTICLE 1

                                  Definitions

     1.1 ACCOUNT shall mean the record-keeping device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan.

     1.2 ADMINISTRATOR shall mean the Compensation and Benefits Committee of the Board of Directors of the Company.

     1.3 BASE SALARY shall mean the Participant's total annual base salary payable to such Participant at the salary rate in effect on the date specified, but without reduction for any salary reduction contributions (i) to cash or deferred arrangements under Section 401(k) of the Code, (ii) to a cafeteria plan under Section 125 of the Code, or (iii) to a nonqualified deferred compensation plan. Base salary shall not take into account any incentive bonuses, reimbursed expenses, credits or benefits under any plan of deferred compensation to which the Company contributes, or any additional cash compensation or compensation payable in a form other than cash.

     1.4 BENEFICIARY shall mean the person or persons or entity designated as such in accordance with Article 9 of the Plan.

     1.5 BONUS shall mean an amount awarded to the Participant under any cash bonus plan or other cash incentive award program maintained by the Company which the Administrator determines to be eligible for deferral under this Plan.

     1.6 CHANGE IN CONTROL shall be deemed to have occurred upon the happening of any of the following events:

          (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (2) below) of the Company, by any
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individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)
of the Securities Exchange Act of 1934) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose: (a) any such acquisition (or holding) by the California Public Employees' Retirement System ("CalPERS"), or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;
(b) any such acquisition (or holding) by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or such Subsidiaries; or (c) any such acquisition (or holding) by any corporation with respect to which; following such acquisition, more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of the Company immediately before the acquisition in substantially the same proportion as their ownership, immediately before the acquisition, of the then-outstanding shares of Common Stock of the Company and of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.

          (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

          (3) approval by the stockholders of the Company of (i) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before the reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entity to vote generally in the election of directors of the corporation or other entitle resulting from the reorganization, merger or consolidation, or (ii) a complete liquidation or dissolution of the Company, or
(iii) the sale or other disposition of all or substantially all of the assets of the Company.

     1.7 COMPANY shall mean Catellus Development Corporation, a Delaware corporation, and its successors and assigns.
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     1.8  COMPENSATION shall mean the sum of the Participant's Base Salary and
Bonus for a Plan Year.

     1.9 DECLARED RATE shall mean an effective annual interest rate determined from time to time by the Administrator. Unless otherwise determined by the Administrator, the Declared Rate for any Plan Year shall be equal to the 120 month rolling average rate of ten-year United States Treasury Notes as of August 31 of the preceding calendar year.

     1.10 PLAN shall mean this Catellus Development Corporation Deferred Compensation Plan as set forth herein, as amended from time to time.

     1.11 DISABILITY shall have the same meaning as under the Company's long-term disability plan. If a participant is considered disabled under the Company's long term disability Plan, he shall be considered disabled under this Plan.

     1.12 EARLY RETIREMENT shall mean termination of employment by a Participant who has attained age 55 and has completed ten or more Years of Service.

     1.13 EARNINGS ENHANCEMENT shall mean the additional earnings credited to a Participant's account in accordance with Section 5.2.

     1.14 ELIGIBLE EMPLOYEE shall mean an employee of the Company or a Subsidiary who is determined by the Administrator to be a member of a "select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and who is designated by the Administrator as eligible to participate in the Plan. Until further action is taken by the Administrator, each Vice President or above of the Company and each Senior Vice President or above of a Subsidiary shall be eligible to participate in this Plan. Designations of Eligible Employees by the Administrator need not be uniform and may be made selectively by the Administrator among the employees of the Company and its Subsidiaries. No employee will be eligible to participate in the Plan if the Administrator determines that the employee's eligibility or participation could violate any applicable provision of Federal or state securities law.

     1.15 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.16 HARDSHIP shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     1.17 INVESTMENT OPTIONS shall mean the simulated financial investments (including the Declared Rate) designated by the Administrator from time to time for purposes of calculating gains or losses to be credited to a Participant's Accounts.
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     1.18 NORMAL RETIREMENT shall mean termination of employment by a
Participant who has attained age 59 1/2.

     1.19 PARTICIPANT shall mean an individual who has elected to participate in the Plan pursuant to Article 2 and who has not received a complete distribution of his or her Accounts.

     1.20 PLAN YEAR shall mean the calendar year except the first Plan Year shall be March 1 to December 31, 1997.

     1.21 SCHEDULED WITHDRAWAL means a lump sum distribution in the year elected by the Participant for the payment of an Account.

     1.22 SETTLEMENT DATE means the date as of which benefits under the Plan are scheduled to be made or commence.

     1.23 SUBSIDIARY shall mean any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, 50% or more of the total combined voting power or equity interest represented by all classes of stock or equity issued by such corporation, partnership, joint venture or other entity.

     1.24 TERMINATION OF EMPLOYMENT shall mean the Participant's employment with the Company and its Subsidiaries ceases for any reason whatsoever, whether voluntary or involuntary, other than disability or death. The transfer of employment between the Company and a Subsidiary, or between Subsidiaries, shall not be considered to be a termination of employment for purposes of the Plan.

     1.25 UNSCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the vested amount credited to the Participant's Account as requested by the Participant pursuant to the provisions of Article 6 of the Plan.

     1.26 VALUATION DATE shall mean the date through which earnings or losses are credited to a Participant's Account(s) for the purpose of calculating the value of benefit payments under the Plan. With respect to lump sum distributions, the regular Valuation Date for an Account shall be the last day of the month in which an event occurs which triggers a distribution from such Account (e.g., Termination of Employment), or for distributions delayed pursuant to Section 6.3, the last day of the month prior to distribution. With respect to installment payments, the regular Valuation Date shall be November 30 immediately preceding the date of the installment payment. The Administrator may establish, in a uniform and nondiscriminatory manner, one or more interim or additional valuation dates.

     1.27 YEARS OF SERVICE shall mean, unless otherwise determined by the Administrator for a Participant, the continuous period of time during which an employment relationship exists between the Company or a Subsidiary and an employee including the period of time such relationship existed prior to the time when the employee became a Participant. Notwithstanding
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the foregoing, employment with an entity which is or becomes a Subsidiary shall be taken into account only during the period of time the entity is a Subsidiary.


                                   ARTICLE 2

                                 Participation

     2.1 ELECTION TO PARTICIPATE. An Eligible Employee may elect to participate in the Plan by filing a completed election form with the Administrator during the enrollment period designated by the Administrator. Except as provided herein, a deferral election must be filed with the Administrator before the first day of the Plan Year in which the Eligible Employee would earn the Compensation covered by the such election by the performance of services, and shall be effective as of the first day of such Plan Year. (For example, an Eligible Employee may complete an election form in 1997 covering Base Salary to be earned and paid in 1998, and covering Bonuses to be earned in 1998 and payable in 1999). Notwithstanding the foregoing, upon commencement of the Plan Eligible Employees may elect before December 31, 1996
to defer Bonuses earned in 1996 and payable in 1997.   Deferral elections must
be made in accordance with procedures established by the Administrator from time to time.

     2.2 INITIAL YEAR OF PARTICIPATION. Subject to any procedures established by the Administrator, an Eligible Employee who first becomes eligible to participate in the Plan during a Plan Year may, no later than 30 days after becoming an Eligible Employee, elect to participate in the Plan for such Plan Year and any Plan Year thereafter by filing a completed election form with the Administrator, and his or her deferral election shall be effective with respect to Base Salary and Bonus payable after the date of such election.

     2.3 MODIFICATION/RENEWAL OF ELECTIONS. A Participant may modify a deferral election prospectively by filing a new election form during the enrollment period established by the Administrator, effective as of the first day of the following Plan Year. A Participant's deferral election shall continue to be effective for each subsequent Plan Year until the Participant files a new election during a designated enrollment period. Upon a finding that a Participant has suffered a Hardship, the Administrator may in its sole discretion permit the Participant to cease any ongoing deferrals.

     2.4 AUTOMATIC CANCELLATION OF ELECTIONS. In the event a Participant ceases to be an Eligible Employee, the Participant's deferral election shall cease automatically with respect to any Compensation payable after the date the Participant ceases to be eligible to participate in the Plan. A Participant's deferral election shall cease automatically with respect to any Compensation payable upon the Participant's Termination of Employment or upon the Participant's death. In addition, if a Participant suffers a Disability during the period covered by a deferral election and is no longer receiving Compensation, his or her deferrals shall automatically cease.

     2.5 TERMINATION OF PARTICIPATION - TOP HAT STATUS. Notwithstanding any other provisions of the Plan to the contrary, if the Administrator determines that any Participant may
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not qualify as a "management or highly compensated employee" within the meaning of ERISA or regulations thereunder, such Participant shall cease to be eligible to participate in the Plan. Upon such determination, the Administrator shall cause an immediate lump sum distribution of the Participant's Accounts, provided that the Administrator retains the right to pay out benefits over a two-year period with 50% as an immediate distribution and the remainder to be paid no later than the anniversary of the initial payment. Upon complete distribution of such Participant's Accounts no benefit shall thereafter be payable under the Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his or her Accounts shall be deemed to be canceled.


                                   ARTICLE 3

                             PARTICIPANT DEFERRALS

     3.1 AMOUNT OF DEFERRAL. A Participant's deferral election shall designate a specified percentage of Base Salary and/or a specified percentage of Bonus to be deferred in accordance with the Plan. With respect to Bonus deferrals, a Participant's deferral election may designate a percentage of Bonus in excess of a specified dollar amount. The designated percentage must be expressed as a whole percentage.

     3.2 MINIMUM DEFERRAL. All deferral elections shall be subject to any minimum percentage or dollar amount established by the Administrator. Until further action by the Administrator, the minimum deferral is 5% or $5,000 (whichever is greater) of the Participant's Base Salary and/or 5% or 5% over a specified amount of the Participant's Bonus.

     3.3 MAXIMUM DEFERRAL. All deferral elections shall be subject to any maximum percentage or dollar amount established by the Administrator. Until further action by the Administrator, a deferral with respect to Base Salary for a Plan Year may not exceed 25% of the Participant's Base Salary, and may not cause the non-deferred portion of the Participant's Base Salary to be less than $100,000. A deferral election with respect to Bonus for a Plan Year may not exceed 100% of the Participant's Bonus, less applicable withholding.

     3.4 OTHER REQUIRED INFORMATION. An Eligible Employee's election shall specify whether the deferred compensation shall be credited to an Account for distribution at Termination of Employment and/or to an account for a Scheduled Withdrawal, and such allocation between Accounts may not be changed except for future deferrals. With respect to any Scheduled Withdrawal, the election shall designate the Scheduled Withdrawal distribution year (subject to the limits set forth in Article 6). Each election shall specify the form of benefit distribution, and any other information or elections required by the Administrator from time to time.

     3.5 VESTING. The Participant's right to receive the portion of his or her Accounts attributable to Compensation deferred under this Article 3, and earnings thereon, shall be 100% vested at all times. A Participant shall not have any vested interest in the Earnings Enhancement
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provided in Article 5 until the Valuation Date as of which the Earnings
Enhancement is actually credited to his or her Account.


                                   ARTICLE 4

                               DEFERRAL ACCOUNTS

     4.1 ESTABLISHMENT OF ACCOUNTS. Solely for record keeping purposes, the Company shall establish on its books such Accounts for each Participant who defers Compensation under the Plan as the Administrator considers appropriate. Such accounts shall be credited with the deferrals made by the Participant and credited (or charged, as the case may be) with the hypothetical investment gains or losses determined pursuant to Article 5. The Administrator may also establish one or more subaccounts within a Participant's Accounts to the extent the Administrator determines it to be necessary or desirable for the administration of the Plan. The Administrator is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Establishment of separate bookkeeping Accounts or records for the respective Participants' benefit under the Plan shall not be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.

     4.2 CREDITING OF DEFERRALS. The Company shall credit to a Participant's Accounts the Participant's deferrals under the Plan as of the same day of the month in which the Compensation would have been paid to the Participant but for the deferral.

     4.3 BOOKKEEPING ACCOUNTS. The Accounts are solely an accounting device for measuring the benefits that may become payable to a Participant under this Plan. Participants and Beneficiaries shall at all times be general unsecured creditors of the Company for the payment of benefits, with no special or prior right to any fund, trust, account, insurance contract or other asset of the Company or any Subsidiary for payment of any obligations hereunder.

     4.4 STATEMENT OF ACCOUNTS. The Administrator shall provide periodically to each Participant a statement setting forth the balance of the Account(s) maintained for such Participant.

     4.5 GENERAL CREDITING. The Company shall credit income, gains and losses to the Accounts as of each Valuation Date in accordance with the Investment Options selected by the Participant or Beneficiary, taking into account any fees or charges which would have been incurred if the Accounts actually had been invested in the Investment Options and subject to any applicable administrative charges determined or approved by the Administrator with respect to the Investment Options. Unless otherwise determined by the Administrator, earnings with respect to the Declared Rate will be credited to Accounts daily and compounded annually, and earnings and losses with respect to each other Investment Option will be credited and compounded daily.

                                   ARTICLE 5

                            HYPOTHETICAL INVESTMENTS

     5.1 INVESTMENT DIRECTIONS. Amounts credited to a Participant's Accounts shall be credited or charged with income, gains and losses as if such Accounts were invested in accordance with the investment directions provided by the Participant, based on the hypothetical Investment Options adopted by the Administrator from time to time. Each Participant shall make his or her investment election concurrently with the deferral election. The available Investment Options, and the rules and procedures for allocating the Accounts among such options (including the frequency of changes to such allocations both before and after retirement), shall be determined by the Administrator from time to time. Neither the Administrator, the Company, the Board of Directors of the Company, and member of the Board nor any agent, employee or advisor of any of such persons or entities shall be liable for the performance or lack of performance of any Investment Option.

     5.2 EARNINGS ENHANCEMENT. A Participant who (i) has completed 10 or more Years of Service, or (ii) terminates for Normal Retirement on or after age 59 1/2 regardless of the Participant's Years of Service, shall be eligible to have a one-time Company contribution credited to his or her Account in accordance with this Section (the "Earnings Enhancement"). The Earnings Enhancement shall be determined separately for each Account of an eligible Participant, and shall be equal to 25% of the "aggregate earnings" (as hereinafter defined) with respect to such Account. For purposes of this Section, "aggregate earnings" means the amount by which the total balance of the Account exceeds the Participant's cumulative deferrals that have been allocated to such Account (taking into account earnings and losses allocated to such Account from the date the Participant began participation in the Plan), as determined by the Administrator in a uniform and nondiscriminatory manner. The Earnings Enhancement with respect to an Account shall be credited only once, without compounding, as of the Valuation Date immediately preceding the date on which distribution of the Account will be made or commence. In the event an Account is distributed in installments, the one-time Earnings Enhancement credited to such Account will be subject to adjustment thereafter for income, gains and losses in the same manner as applies to the Account in general. Prior to the date that the Earnings Enhancement is credited to a Participant's Account, the Administrator may provide information to the Participant with respect to the estimated Earnings Enhancement that would be applied if the Participant were eligible for the Earnings Enhancement and if the Earnings Enhancement were calculated on the basis of the Participant's Account balance at that time, but no Participant shall have any vested right with respect to such estimated amount, nor shall the estimated amount constitute part of the Participant's Account balance. If the balance of a Participant's Account as of the applicable Valuation Date is less than the Participant's cumulative deferrals allocated to such Account, no Earnings Enhancement shall be credited to such Participant with respect to such Account.

     5.3 INVESTMENT AFTER PARTICIPANT'S DEATH. Upon a Participant's death, and for all periods of time thereafter until distribution to the Participant's Beneficiary, the entire balance of the Participant's Accounts shall be deemed to be invested in the Declared Rate option.

                                   ARTICLE 6

                           DISTRIBUTION OF  BENEFITS

     6.1 COMMENCEMENT - GENERAL RULE. Except as otherwise provided in this Article, a Participant shall be entitled to receive a distribution of his or her Account balance upon the earlier to occur of Termination of Employment or the Scheduled Withdrawal date elected by the Participant for such Account. The Settlement Date for distributions other than Scheduled Withdrawals shall be the January following Termination of Employment or death, or within 60 days following Termination of Employment or death if so elected at the time of the deferral election. With respect to Scheduled Withdrawals, the Settlement Date shall be the date specified by the Participant at the time of the deferral election, or as soon thereafter as administratively practicable.
Notwithstanding the foregoing, the Administrator may defer commencement of the payment of benefits for one year if it determines, in its sole discretion, that the Company would lose the tax deduction for Compensation paid to Participant under Internal Revenue Code section 162(m) for payment of the benefit if the benefit were paid earlier.

     6.2 VALUATION OF ACCOUNTS. For purposes of all distributions under the Plan, the balance of a Participant's Account will be determined as of the Valuation Date immediately preceding the date of distribution.

     6.3 DEFERRED COMMENCEMENT. For Early Retirement or Normal Retirement only, a Participant may elect to defer commencement of any Account that is not subject to a Scheduled Withdrawal election for one or more years from the January following retirement, but no later than the January following the Participant attaining age 70, and the deferred Settlement Date shall be the date so elected by the Participant or as soon thereafter as administratively practicable. To be effective, a written election for deferred commencement (or a written election to modify a previously elected deferred commencement election) must be received by the Company at initial enrollment into the Plan or at least 13 months prior to the Participant's Termination of Employment. The Administrator, in its sole discretion, may disregard any change in the commencement date elected by the Participant if it determines that the attempted change may cause the Account benefit to become taxable to the Participant prior to actual receipt of the benefit payments.

     6.4 FORM OF PAYMENT - RETIREMENT BENEFITS. Upon Early or Normal Retirement or Termination of Employment with at least 10 Years of Service, the Company shall pay the balance of any Account that is not subject to a Scheduled Withdrawal election in a lump sum or in annual installments over 5, 10, 15 or 20 years, as elected by the Participant in his or her election form. The amount of the annual installments shall be redetermined effective as of November 30 of each year based on the remaining Account balance, divided by the remaining number of annual payments. Absent an election by the Participant, the benefit shall be paid in annual installments over 15 years.

     6.5 ELECTION/MODIFICATION OF FORM OF PAYMENT. A Participant's election with respect to the form of payment shall be as indicated on the election form on which the Participant first elected deferrals to such Account, unless the Participant elects a different form of benefit by a written election filed with the Administrator at least 13 months prior to Early or Normal Retirement or Termination, in which case the different form elected shall control. A Participant whose benefit has commenced may convert installment payments to a lump sum distribution subject to a penalty, which shall be forfeited to the Company, equal to ten percent (10%) of the distribution amount. The penalty shall be 5% for the 24 month period following a Change in Control. Except as provided in this Section, after benefit payments have commenced a Participant may not change the period of time for which benefits are payable. The Administrator, in its sole discretion, may disregard any change in the form of payment elected by the Participant if the Administrator determines that the attempted change may cause the Account benefit to become taxable to the Participant prior to actual receipt of the benefit payments.

     6.6 SCHEDULED WITHDRAWALS. The provisions of this Section apply to any Account with respect to which a Participant elects a Scheduled Withdrawal date on the election form creating such Account. The election of a Scheduled Withdrawal, and the date specified for such withdrawal, shall be irrevocable. Once the specified distribution for a Scheduled Withdrawal has been paid out, the Participant shall have the option of designating a Scheduled Withdrawal applicable to deferrals credited in subsequent Plan Years. At the time deferrals commence into an Account designated for Scheduled Withdrawal, the scheduled distribution date must be at least two years after the first deferral into the Account. Payment of Scheduled Withdrawals shall be made in a lump sum in April of the year elected by the Participant. Upon a Participant's Termination of Employment, any Account designated for Scheduled Withdrawal shall be paid out in a lump sum within 90 days.

     6.7 DISABILITY. If the Participant is receiving disability benefits under the Company's long-term disability program, deferrals under the Plan shall cease and any Account shall be paid out to the Participant in the form the Participant elected for Termination of Employment with ten Years of Service with the Company and shall commence the January following the Participant attaining age 59 1/2. Any Account for which a Scheduled Withdrawal date has been elected shall be paid out at the Scheduled Withdrawal date elected by the Participant or in a lump sum the January following Participant attaining age 59 1/2, whichever is earlier. Notwithstanding the above, the Participant may petition the Administrator for an earlier distribution under the financial Hardship provisions.

     6.8 TERMINATION OF EMPLOYMENT BEFORE 10 YEARS. Upon a Participant's Termination of Employment with less than 10 Years of Service for reasons other than Normal Retirement, the Participant's Account balances shall be paid out at the Company's discretion either (i) in a lump sum within 90 days after the last day of the month in which the termination occurred or (ii) annually over a period of time not to exceed three years.

     6.9 HARDSHIP DISTRIBUTION. Upon a finding that the Participant or the Beneficiary has suffered a financial Hardship, the Administrator may in its sole discretion permit the Participant to cease any on-going deferrals and accelerate distribution of benefits under the Plan in the amount reasonably necessary to alleviate such financial Hardship. If a distribution is to be made to a Participant for a financial Hardship, deferrals shall cease and the Participant shall not be permitted to participate in the Plan until the next enrollment following one full year from the date of the Hardship distribution.

     6.10 UNSCHEDULED WITHDRAWALS. A Participant (or Beneficiary) may request an unscheduled withdrawal of all or any portion of the entire amount credited to any or all of the Participant's Accounts subject to the following restrictions:
(i) the minimum withdrawal shall be 25% of the balance of the specified Account,
(ii) an election to withdraw 75% or more of the Account balance shall be deemed to be an election to withdraw the entire Account balance, (iii) an unscheduled withdrawal may be made only once a year, and (iv) the Company shall deduct (and retain) from the withdrawal a forfeiture amount of 10% of the amount withdrawn. In addition, if the Participant is employed by the Company at the time of the withdrawal, (i) deferrals for the year in which the election for an unscheduled withdrawal is made shall cease, and (ii) the Participant shall not be permitted to participate in the Plan until the next enrollment following one full year from the date of the withdrawal. If the Participant's election for an unscheduled withdrawal occurs within two years after a Change in Control, the provisions under this Section shall apply, except that the forfeiture amount shall be reduced to 5% of the amount withdrawn.

     6.11 SURVIVOR BENEFITS. If the Participant dies prior to Termination of Employment and before benefits commence, the Company shall pay to the Participant's Beneficiary a survivor benefit equal to the balance of the Participant's Accounts. The Company shall pay such amount to the Beneficiary in a cash lump sum. If a Participant dies while receiving installment payments, the remaining installment payments not yet paid to the Participant shall be paid to the Participant's Beneficiary over the same period of time such payments would have been paid to the Participant. If a Participant dies after Termination of Employment but before benefit payments have commenced, the Company shall pay the Participant's beneficiary the balance of the Participant's Accounts commencing at the same time and paid over the same period of time such benefits would have been paid to the Participant.

     6.12 SMALL BENEFIT EXCEPTION. Notwithstanding any of the foregoing, if any Account that has a balance remaining which is less than $50,000, the Administrator may, in its sole discretion, elect to pay such Account balance in a single lump sum. If the annual payments are less than $5,000 each, the Administrator may, in its sole discretion, elect to shorten the benefit payment period in five year increments.


                                   ARTICLE 7

                        CONDITIONS RELATED TO BENEFITS

     7.1 NONASSIGNABILITY. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

     7.2 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company or any Subsidiary that employed the Participant, and nothing contained in the Plan shall require the Company or any Subsidiary to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, who shall be no more than general unsecured creditors of the Company with no special or prior right to any fund, trust, account, insurance contract or other asset of the Company or any Subsidiary for payment of any obligations hereunder. Notwithstanding the foregoing provisions of this Section, the Company may, in its discretion, establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

     7.3 OBLIGATIONS OF PARTICIPANTS. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator for purposes of complying with applicable laws (including applicable Federal and state securities laws) or facilitating administration of the Plan. In the event the Company elects to purchase one or more insurance policies insuring the life of any Eligible Employee in connection with payment of the Company's obligations hereunder, the Eligible Employee shall be required, as a condition to participation in the Plan, to cooperate in any underwriting process required by the insurer with respect to such policies, including without limitation the requirement of a medical examination.

     7.4 WITHHOLDING. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to benefits provided under the Plan. If no other arrangements are made, the Company may provide, at is discretion, for such withholding and tax payments as may be required from a Participant's non-deferred compensation.


                                   ARTICLE 8

                            ADMINISTRATION OF PLAN

     The general administration of the plan and the responsibility for carrying out its provisions shall be vested in the Administrator. The Administrator shall have the sole and absolute authority and discretion to administer the Plan, including without limitation the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Administrator deems desirable to carry out the purpose of the Plan, (ii) resolve all questions relating to the eligibility of individuals to become Participants or Eligible Employees, (iii) determine the amount of benefits payable to Participants and authorize and direct the Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and
(v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan.

     Any action taken or determination made by the Administrator shall, except as otherwise provided in Article 10, be conclusive on all parties. No member of the Administrator shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Administrator shall be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors of the Company.


                                   ARTICLE 9

                            BENEFICIARY DESIGNATION

     The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator. The submissions of a new Beneficiary designation shall cancel all prior Beneficiary designations.

     If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.


                                  ARTICLE 10

                         CLAIMS AND REVIEW PROCEDURES

     10.1 CLAIMS PROCEDURE. If a participant does not receive the benefits which the Participant believes he or she is entitled to receive under the Plan, the Participant may file a claim for benefits with the Administrator or a person designated by the Administrator, which person shall be a named fiduciary under
Section 402(a)(2) of ERISA for purposes of this Section. All claims shall be made in writing and shall be signed by the claimant. The Administrator or its designee shall notify a Participant in writing, within 90 days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administrator or its designee denies a claim for benefits in whole or in part, the written notice shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reasons for such denial, (ii) a specific reference to the provisions of the Plan on which the denial is based, (iii) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (iv) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Plan Administrator or its designee determines that there are special circumstances requiring additional time to make a decision, the Plan Administrator or its designee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 period.

     10.2 REVIEW PROCEDURE. A claimant may appeal a denial of his or her claim by requesting a review of the decision by the Administrator or a person designated by the Administrator, which person shall be a named fiduciary under
Section 402(a)(2) of ERISA for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Administrator or the named fiduciary designated by the Administrator shall make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Administrator or the named fiduciary designated by the Administrator shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator or other named fiduciary, provided the Administrator or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Administrator or other named fiduciary shall make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Administrator or other named fiduciary on any claim for benefits shall be final and conclusive upon all parties thereto. In the event the Administrator or other named fiduciary denies an appeal in whole or in part, it shall give written notice of the decision to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the decision was based. In the event of the death of a Participant, the procedures set forth in this Article shall apply to the Participant's Beneficiaries.


                                  ARTICLE 11

                       AMENDMENT AND TERMINATION OF PLAN

     11.1 AMENDMENT. The Company may at any time amend the Plan in whole or in part, provided, however, that such amendment (i) shall not decrease the balance of the Participant's Accounts at the time of such amendment and (ii) shall not retroactively decrease the applicable earnings factors or hypothetical investment performance of the Plan prior to the time of such amendment. The Company may amend the Investment Options or other earnings or contribution factors of the Plan prospectively, in which case the Company shall notify the Participant of such amendment in writing within 30 days after such amendment.

     11.2 TERMINATION. The Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits, and the Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan as annual installments over a three-year period commencing within 90 days. Notwithstanding the foregoing, the Company reserves the right to accelerate payments at its discretion.

     11.3 CHANGE IN CONTROL. Notwithstanding the foregoing, the Company may not amend or terminate the Plan for two entire Plan Years following the end of the Plan Year in which a Change in Control occurs unless the Company receives the written consent of (i) a majority in number of the Participants, and (ii) Participants whose Accounts represent a majority of the Account balances under the Plan. In addition, following a Change in Control no amendment to the Plan may change the timing or form of benefit payment which had been elected by a Participant who terminated employment with the Company prior to the Change in Control. The limitation contained in the foregoing sentence shall not prevent the Administrator from making any distribution that the Administrator determines is required or permitted by the provisions of Section 11.4 (constructive receipt) or Sections 2.5 or 11.5 (relating to status of Participant or the Plan under ERISA top hat requirements).

     11.4 CONSTRUCTIVE RECEIPT DISTRIBUTIONS. In the event that Administrator determines that any amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes before such amounts would otherwise be paid hereunder, such amounts shall be distributed to Participants as may be determined by the Administrator. The determination of the Administrator under this Section shall be binding and conclusive.

     11.5 TOP HAT STATUS. The Plan is intended to provide benefits for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel to the Company that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. In addition, in the absolute discretion of the Administrator, the benefit of each Participant accrued under the Plan on the date of termination shall be paid immediately to such Participant in a single lump sum cash payment.


                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     12.2 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

     12.3 GENDER, SINGULAR AND PLURAL. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     12.4 CAPTIONS. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     12.5 VALIDITY. If any provision of the Plan is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

     12.6 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

     12.7 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

     12.8 GOVERNING LAW. THE PLAN SHALL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.



                         CATELLUS DEVELOPMENT CORPORATION



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